EXHIBIT 10.23


                             AMENDMENT NO. 2 TO THE
              YOUNG & RUBICAM INC. 1997 INCENTIVE COMPENSATION PLAN

     WHEREAS, Young & Rubicam Inc. (the "Corporation") maintains the Young & Rubicam Inc. 1997 Incentive Compensation Plan (the "Plan");

     WHEREAS, Section 10(e) of the Plan provides for amendment of the Plan by the Board of Directors of the Corporation;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Effective as of December 16, 1997, Section 7(e)(iv) is amended and restated in its entirety as follows:

          (iv) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the one-year period after, any exercise, payment or delivery pursuant to an Award shall cause the Participant to forfeit any gain realized or value received at the time of the exercise, payment or delivery in connection therewith. The Corporation shall notify the Participant in writing of any such forfeiture within three years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation in cash the amount of any gain realized or value received at the time of the exercise, payment or delivery in connection therewith.

     2. Effective as of January 16, 2000, Section 2(e) is amended and restated in its entirety as follows:

          (e) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act).

     3. Effective as of January 16, 2000, Section 9(b) is amended and restated in its entirety as follows:

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     (b)  Definition of "Change in Control."  With respect to any Awards granted under the Plan on or after January 16, 2000, a "Change in Control" shall be deemed to have occurred if:

          (i) any Person (other than the Corporation, any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, the Management Voting Trust, or any company owned, directly or indirectly, by the stockholders of the Corporation immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to the occurrence with respect to which the evaluation is being made) becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 30 % or more of the combined voting power of the Corporation's then outstanding securities (other than as a result of an issuance of voting securities initiated by the Corporation to any such Person);

          (ii) on any date, persons who are Continuing Directors shall fail to constitute a majority of the members of the Board;

          (iii) the consummation of a merger or consolidation of the Corporation with any other entity, which merger or consolidation would result in either
     (A) the voting securities of the Corporation outstanding immediately prior to such merger or consolidation failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting publicly-held parent entity) 40% or more of the combined voting power of the surviving or resulting publicly-held parent entity outstanding immediately after such merger or consolidation or (B) (x) the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting publicly-held parent entity) at least 40% but less than 60% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation and (y) (I) in connection with such merger or consolidation, there is an acceleration of the vesting or exercisability of any material amount of, or material percentage of, outstanding stock options or other stock awards granted by the entity with which such merger or consolidation is taking place or any of its affiliates and/or one or more of the five highest-paid executive officers of such other entity becomes eligible for material severance rights not theretofore available, and/or (II) a majority of the directors of the surviving or resulting publicly-held parent entity immediately following such merger or consolidation are not persons who were Continuing Directors of the Corporation immediately prior to such merger or consolidation;

          (iv) the stockholders of the Corporation approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Corporation (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by an entity owned by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom, which shall not be later than the consummation of such sale or disposition; or


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          (v)  any  other  event  occurs  which  the  Board  determines,  in its discretion, to be a Change in Control.

     For purposes of Section 9(b) hereof, "Continuing Directors" means, as of any determined date, individuals who, (a) as of the later of the date of this Plan and the date two years prior to such determination date, were directors, or
(b) were initially elected or appointed to the Board by a two-thirds vote of the Continuing Directors then in office or were initially nominated for election by the Corporation's shareholders by a two-thirds vote of the Continuing Directors then in office; provided, that no individual designated or proposed by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of the definition of "Change in Control", and no individual whose initial appointment, election or nomination as a director occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall constitute a Continuing Director.


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